SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:
                                  March 1, 2000
                                 --------------
                        (Date of earliest event reported)


                            Electric Lightwave, Inc.
                -------------------------------------------------
               (Exact name of Registrant as specified in charter)


         Delaware                     0-23393                     93-1035711
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)

              4400 NE 77th Avenue, Vancouver, WA                  98662
          --------------------------------------------          --------
           (Address of principal executive offices)            (Zip Code)

                                  (360)816-3000
                                 ---------------
              (Registrant's telephone number, including area code)

                           No change since last report
                           ---------------------------
             (Former name or address, if changed since last report)

Item 5.  Other Events.
--------------------------------------------------------------------------------


This report is being filed to make available the following press release dated March 1, 2000.


                                  News Release

Contacts:

Investors and analysts:        Media:
Fletcher Chamberlin            Jack Hardy
(360) 816-3996                 (360) 816-3602
fletcher_chamberlin@eli.net    jack_hardy@eli.net


--------------------------------------------------------------------------------
                ELECTRIC LIGHTWAVE REPORTS CONTINUED RAPID GROWTH
                         FOR THE FOURTH QUARTER OF 1999
--------------------------------------------------------------------------------

Vancouver, WA - March 1, 2000 - Electric Lightwave, Inc. (NASDAQ:ELIX), a leading facilities-based integrated communications provider, today announced results for the fourth quarter and full year 1999. Revenue growth continued to be very strong, and the quarterly loss before interest, taxes, depreciation and amortization (EBITDA loss) was less than half the loss in the prior year's fourth quarter.

Revenues for the quarter ended December 31, 1999 were $54.1 million, or 60% above revenues of $33.7 million in the fourth quarter of 1998 and 11% above third quarter 1999 revenues of $48.6 million. The company's EBITDA loss, excluding operating lease expense, was $7.6 million in the fourth quarter this year, compared to $17.7 million in the fourth quarter a year ago. The net loss in the 1999 fourth quarter was $35.0 million or $0.70 per share, compared with a net loss of $22.1 million or $0.44 per share in the prior year's fourth quarter.

For the year ended December 31, 1999, revenues were $187.0 million, or 85% above the 1998 total of $100.9 million. The EBITDA loss, excluding operating lease expense, for 1999 was $51.5 million, compared to $50.6 million a year ago. The net loss for 1999 was $133.5 million or $2.68 per share, compared with a net loss of $70.0 million or $1.41 per share in 1998.

"Rapid revenue growth in our core businesses continued in the quarter, and we continued to make progress toward our near-term goal of our first positive EBITDA quarter in 2000," said Dave Sharkey, president of Electric Lightwave. "Core revenue, including data services, network services and local telephone service without reciprocal compensation, grew 19% compared with the third quarter and 108% compared with the same quarter last year. Data Services revenue, which includes Internet access revenue, was up 58% sequentially and 274% compared with last year. We continue to drive growth by aggressively pursuing both the expanding data and Internet markets and the local telephone business in the West, where we have extensive fiber optic networks."

Commenting on the company's operating performance, Sharkey added, "The gross margin (defined as revenues minus network access expenses) was 70% in the fourth quarter and 57% for the full year, compared with 42% and 49% in last year's fourth quarter and full year, respectively. This major improvement sets the stage for solid performance in the coming year. It is a result of our focus on building on-net business for our extensive networks and our previously-announced decision to exit lower-margin businesses. In addition, operations and selling, general and administrative expenses grew by 10% from the third quarter, while core revenues were up 19%, demonstrating continued productivity improvements."

"With rapid data and Internet growth, good gross margins, and our long-haul network coming on line," concluded Sharkey, "we are optimistic about further improvements in 2000."

Electric Lightwave, Inc. is a broadband integrated communications company providing Internet, data, voice and dedicated access services to communications-intensive businesses and the growing e-commerce market. The company owns and operates high-speed fiber optic networks that interconnect major markets in the West and operates a leading national Internet and data network. Headquartered in Vancouver, Washington, Electric Lightwave is on the World Wide Web at www.eli.net. The company is 82% owned by Citizens Utilities (NYSE:CZN, CZNPr).

This press release contains forward-looking statements that are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied in the statements. All forward-looking statements are only predictions or statements of current plans, which are constantly under review by Electric Lightwave (the Company). All forward-looking statements may differ from actual future results due to, but not limited to, changes in the local and overall economy, the nature and pace of technological changes, the number and effectiveness of competitors in the Company's markets, success in overall strategy, changes in legal and regulatory policy, relations with Incumbent Local Exchange Carriers (ILECs) and their ability to provide delivery of services including interoffice trunking, implementation of back office service delivery systems, the Company's ability to identify future markets and successfully expand existing ones and the mix of products and services offered in the Company's target markets. Readers should consider these important factors in evaluating any statement contained herein and/or made by the Company or on its behalf. The Company has no obligation to update or revise forward-looking statements to reflect the occurrence of future events or circumstances.

                            Electric Lightwave, Inc.
                            Statements of Operations
                      (in thousands, except per share data)

                                                    Three Months Ended
                                                    ------------------

                                           12/31/99    9/30/99     12/31/98
                                           --------    --------    --------
Revenues:
     Network Services ..................   $ 15,818    $ 14,024    $ 10,101
     Local Telephone Services ..........     22,370      22,313      14,388
     Long Distance Services ............      4,111       4,812       6,076
     Data Services .....................     11,796       7,453       3,151
                                           --------    --------    --------
           Total Revenues ..............     54,095      48,602      33,716
                                           --------    --------    --------

Operating Expenses:
     Network Access ....................     16,303      14,719      19,568
     Operations ........................     11,823      10,732       9,067
     Selling, General and Administrative     35,168      32,017      24,349
     Depreciation and Amortization .....     11,554       9,807       5,248
                                           --------    --------    --------
           Total Operating Expenses ....     74,848      67,275      58,232
                                           --------    --------    --------

     Loss from Operations ..............    (20,753)    (18,673)    (24,516)

Interest Expense and Other .............     14,312      11,424       2,301
                                           --------    --------    --------

     Net Loss Before Income Taxes ......    (35,065)    (30,097)    (26,817)

Income Tax (Expense) Benefit ...........         49        (277)      4,735
                                           --------    --------    --------

     Net Loss ..........................   $(35,016)   $(30,374)   $(22,082)
                                           ========    ========    ========

     EBITDA* ...........................   $ (7,583)   $ (7,361)   $(17,685)
                                           ========    ========    ========

Weighted Average Shares Outstanding ....     50,029      49,915      49,744

Net Loss Per Common Share:
     Basic .............................   $  (0.70)   $  (0.61)   $  (0.44)
     Diluted ...........................   $  (0.70)   $  (0.61)   $  (0.44)


* Excludes operating lease expenses of $1,616, $1,505, and $1,583 for the three months ended December 31, 1999, September 30, 1999 and December 31, 1998, respectively.


                            Electric Lightwave, Inc.
                            Statements of Operations
                      (in thousands, except per share data)

                                                    Year Ended
                                                    ----------
Revenues:                                       12/31/99     12/31/98
                                               ---------    ---------
     Network Services ......................   $  53,249    $  36,589
     Local Telephone Services ..............      77,591       38,169
     Long Distance Services ................      26,698       12,309
     Data Services .........................      29,470       13,813
                                               ---------    ---------
           Total Revenues ..................     187,008      100,880
                                               ---------    ---------

Operating Expenses:
     Network Access ........................      79,948       50,957
     Operations ............................      41,222       28,149
     Selling, General and Administrative ...     123,399       78,555
     Depreciation and Amortization .........      36,505       17,002
                                               ---------    ---------
           Total Operating Expenses ........     281,074      174,663
                                               ---------    ---------

     Loss from Operations ..................     (94,066)     (73,783)

Interest Expense and Other .................      38,583        7,254
                                               ---------    ---------
Net Loss Before Income Taxes and
       Cumulative Effect of Change in
       Accounting Principle ................    (132,649)     (81,037)

Income Tax (Expense) Benefit ...............        (898)      13,837
                                               ---------    ---------
Net Loss Before Cumulative Effect of
       Change in Accounting Principle ......    (133,547)     (67,200)

Cumulative Effect of Change in Accounting
  Principle (Net of $577 income tax benefit)        --          2,817
                                               ---------    ---------

     Net Loss ..............................   $(133,547)   $ (70,017)
                                               =========    =========

     EBITDA* ...............................   $ (51,502)   $ (50,567)
                                               =========    =========
Weighted Average Shares Outstanding ........      49,893       49,709

Net Loss Per Share Before Cumulative Effect
  Of Change in Accounting Principle:
     Basic .................................   $   (2.68)   $   (1.35)
     Diluted ...............................   $   (2.68)   $   (1.35)

Net Loss Per Common Share:
     Basic .................................   $   (2.68)   $   (1.41)
     Diluted ...............................   $   (2.68)   $   (1.41)

* Excludes operating lease expenses of $6,059 and $6,214 for the years ended December 31, 1999 and December 31, 1998, respectively.


                            Electric Lightwave, Inc.
                      Selected Financial and Operating Data
                  (In thousands, except selected operating data)

                                                    12/31/99     9/30/99    12/31/98
                                                    --------     -------    --------

Selected Financial Data

Gross Property Plant & Equipment:
   Owned or under capital lease .................   $771,947    $723,141    $528,582
   Under operating lease ........................    108,541     108,541     108,541
                                                    --------    --------    --------
Total ...........................................   $880,488    $831,682    $637,123
                                                    ========    ========    ========



Selected Operating Data

Markets .........................................         25          25          15
Route Miles .....................................      4,052       4,047       3,091
Fiber Miles .....................................    214,864     214,656     181,368
Buildings Connected On-Net ......................        824         808         766
Switches and Routers:
     Internet Routers ...........................         42          42          24
     ATM Switches ...............................         23          22          14
     Frame Relay Switches .......................         32          31          23
     Voice ......................................          8           7           7
Access Line Equivalents .........................    161,555     142,433      74,924
Access Line Equivalents/Voice Switch ............     20,194      20,348      10,703
% on switch .....................................         97%         97%         99%
Employees .......................................      1,167       1,172       1,090
Customers .......................................      2,371       2,102       1,644

                                   SIGNATURES
                                ----------------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            Electric Lightwave, Inc.
                            ------------------------
                                   Registrant




                              By: /s/ Kerry D. Rea
                           -----------------------------
                           Vice President and Controller



Date:     March 1, 2000